Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-217352 and 333-222331) and the Registration Statement on Form F-3 (No 333-222171) of Azure Power Global Limited of our report dated June 15, 2018, with respect to the consolidated financial statements of Azure Power Global Limited included in this Annual Report (Form 20-F) of Azure Power Global Limited for the year ended March 31, 2018.

/s/ Ernst & Young Associates LLP

Gurugram, India

June 15, 2018